PORTER HEDGES LLP

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May 20, 2016

PetroQuest Energy, Inc.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508

Re: PetroQuest Energy, Inc. Registration Statement on Form S-8; PetroQuest Energy, Inc. 2016 Long Term Incentive Plan

Gentlemen:

We have acted as counsel to PetroQuest Energy, Inc., a Delaware corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 2,000,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), issuable pursuant to the Company's 2016 Long Term Incentive Plan (the "Plan").

We have examined the Plan and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

Based upon such examination and review, we are of the opinion that the Shares have been duly and validly authorized and will, upon issuance and delivery as contemplated by the Plan, be validly issued, fully paid and nonassessable outstanding shares of Common Stock.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that our firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

Very truly yours,

Porter Hedges LLP

PORTER HEDGES LLP